Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 25, 2018 (except for Note 2, under the heading Share split, and Note 22, as to which the date is September 21, 2018), in Amendment No.2 to the Registration Statement (Form F-1 No. 333-226790) and the related Prospectus of Weidai Ltd. dated September 21, 2018.

/s/ Ernst & Young Hua Ming LLP

Guangzhou, the People’s Republic of China

September 21, 2018